UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2024

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o GD Culture Group Limited

22F - 810 Seventh Avenue,

New York, NY 10019

(Address of Principal Executive Offices) (Zip code)

+1-347-2590292

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On or about March 22, 2024, GD Culture Group Limited (the “Company”, “we”, “us” or “our”) entered into a placement agency agreement (the “Placement Agency Agreement”), with Univest Securities, LLC (the “Placement Agent” or “Univest”). Pursuant to the Placement Agency Agreement, the Placement Agent agrees to use its reasonable best efforts to sell the Company’s common stock (the “Common Stock”) in a registered direct offering (the “Offering”). The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities.

In the Offering, an aggregate of 810,277 shares of common stock (the “Common Shares”) of the Company, par value $0.0001 per share are sold to certain purchasers (the “Purchasers”), pursuant to a securities purchase agreement, dated March 22, 2024 (the “Securities Purchase Agreement”). The purchase price of each Common Share is $1.144.

The Offering is being made pursuant to a shelf registration statement (No. 333-254366) on Form S-3, which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2021, and related prospectus supplement.

The net proceeds from the Offering, after deducting placement agent discounts and commissions and estimated offering expenses payable by the Company, are approximately $830,000. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

Pursuant to the Placement Agency Agreement, the Company has agreed to pay the Placement Agent a total cash fee equal to 4.0% of the aggregate gross proceeds received in the Offering.

Placement Agent Warrants

Pursuant to the Placement Agency Agreement, the Company agreed to issue the Placement Agent Warrants to the Placement Agent to purchase up to 40,514 shares of Common Stock (equal to 5.0% of the aggregate number of Common Shares) at an exercise price of $1.373 per share, which represents 120% of the offering price. The Placement Agent’s Warrants are not covered by the shelf registration statement (No. 333-254366) on Form S-3, which was declared effective by the SEC on March 26, 2021, and related prospectus supplement.

The Placement Agency Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of Securities Purchase Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of the Company’s counsel, relating to the validity of the Common Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On March 22, 2024, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
5.1	Opinion of Ortoli Rosenstadt LLP
10.1	Placement Agency Agreement, dated March 22, 2024
10.2	Form of Securities Purchase Agreement between the Company and certain Purchasers, dated March 22, 2024
23.1	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.1)
99.1	Pricing Press Release dated March 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GD CULTURE GROUP LIMITED

Date: March 26, 2024	By:	/s/ Xiaojian Wang
	Name:	Xiaojian Wang
	Title:	Chief Executive Officer, President and Chairman of the Board

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